Exhibit 99.1

PRESS RELEASE

AbbVie Completes Transformative Acquisition of Allergan

•	Creates biopharmaceutical company with leadership positions in key therapeutic areas: Immunology, Hematologic Oncology, Neuroscience, and Allergan Aesthetics

•	Robust portfolio of on-market and pipeline assets well-positioned for sustainable long-term growth

•	Provides immediate scale and profitability to AbbVie’s Growth Platform (ex-Humira)

•	Elects Thomas C. Freyman to its Board of Directors

NORTH CHICAGO, Ill., May 8, 2020 – AbbVie (NYSE: ABBV), a research-based global biopharmaceutical company, announced today that it has completed its acquisition of Allergan plc following receipt of regulatory approval from all government authorities required by the transaction agreement and approval by the Irish High Court.

“We are pleased to reach this important milestone for the Company, its employees, shareholders and the patients we serve” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “Our new Allergan colleagues should be commended for all their efforts, along with those of our own employees, to achieve this turning point for our Company. The new AbbVie will be a well-diversified leader in many important therapeutic categories, with both on-market and pipeline assets, and our financial strength will allow us to continue to invest in innovative science and continue to serve unmet medical needs of patients that rely upon us. I am proud of both organizations and look forward to the opportunities ahead.”

Well-Positioned for Long-Term Growth in Key Therapeutic Areas

The transaction significantly expands and diversifies AbbVie’s revenue base and complements existing leadership positions in Immunology, with Humira®, and recently launched Skyrizi TM and RinvoqTM, and Hematologic Oncology, with Imbruvica® and Venclexta®. Allergan provides new growth opportunities in Neuroscience, with Botox® Therapeutics, Vraylar® and UbrelvyTM and a global aesthetics business, with leading brands including Botox® and Juvederm®.

This diversified on-market portfolio will drive the existing AbbVie growth platform (ex-Humira) to approximately $30 billion in revenues in full year 2020, with combined revenues of approximately $50 billion. It also positions the Company for enhanced long-term growth potential, a growing dividend and investment in innovation in each of its therapeutic categories. The Company anticipates rapidly paying down the incremental debt with its increased operating cash flows.

Additionally, in connection with the closing of the transaction, the AbbVie Board of Directors has elected Thomas C. Freyman, retired Executive Vice President and Chief Financial Officer, Abbott to join the AbbVie board. Mr. Freyman recently served on the Allergan Board of Directors.

Financial Terms

Under the terms of the transaction agreement, Allergan shareholders will receive 0.8660 AbbVie shares and $120.30 in cash for each Allergan share, for a total consideration of $193.23 per Allergan share (based on the closing price of AbbVie’s common stock of $84.22 on May 7, 2020). Allergan common stock ceased trading on the New York Stock Exchange as of the close of trading today.

About AbbVie

AbbVie’s mission is to discover and deliver innovative medicines that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people’s lives across several key therapeutic areas: immunology, oncology, neuroscience, eye care, virology, women’s health and gastroenterology, in addition to products and services across its Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook, Instagram, YouTube and LinkedIn.

Forward-Looking Statements

This announcement contains certain forward-looking statements, including with respect to AbbVie’s acquisition of Allergan (the “acquisition”) and the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, including estimates, forecasts, targets and plans for the combined group. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, failure to realize the expected benefits of the acquisition, including the synergies and value creation contemplated by the acquisition, failure to promptly and effectively integrate Allergan’s businesses, negative effects relating to the consummation of the acquisition on the market price of AbbVie’s shares of common stock, significant transaction costs and/or unknown or inestimable liabilities, potential litigation associated with the acquisition, the combined group’s inability to retain key personnel, general economic and business conditions that affect the combined group, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals, competitive developments and the impact of public health outbreaks, epidemics or pandemics, such as COVID-19. These forward-looking statements are based on numerous assumptions and assessments made in light of AbbVie’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause AbbVie’s plans with respect to Allergan or AbbVie’s actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Additional information about economic, competitive, governmental, technological and other factors that may affect AbbVie is set forth in AbbVie’s periodic public filings with the U.S. Securities and Exchange Commission, including, but not limited to, AbbVie’s Annual Report on Form 10-K for the year ended December 31, 2019 as updated by its subsequent Quarterly Reports on Form 10-Q, and, from time to time, AbbVie’s other investor communications, in each case, the contents of which are not incorporated by reference into, nor do they form part of, this announcement.

Any forward-looking statements in this announcement are based upon information available to AbbVie and/or its board of directors as of the date of this announcement and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, neither AbbVie nor any member of its board of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to AbbVie or its board of directors or any person acting on behalf of them are expressly qualified in their entirety by this paragraph.

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